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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         The Bear Stearns Companies Inc.
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             (Exact name of registrant as specified in its charter)

                Delaware                                   13-3286161
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        (State of Incorporation)               (IRS Employer Identification No.)

           383 Madison Avenue
           New York, New York                                 10179
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(Address of principal executive offices)                   (Zip Code)

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      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

      Securities Act registration statement file number to which this form relates: 333-109793

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      Securities to be registered pursuant to Section 12(b) of the Act:

  Title of each class                             Name of each exchange on which
  to be so registered                             each class is to be registered
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Principal Protected Notes                           American Stock Exchange LLC
Linked to the Dow Jones
Industrial Average Due
March 23, 2011

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      Securities to be registered pursuant to Section 12(g) of the Act:

  Title of each class                             Name of each exchange on which
  to be so registered                             each class is to be registered
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          None                                            Not Applicable



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Item 1. Description of Registrant's Securities to be Registered.

      The description of the general terms and provisions of the Principal Protected Notes Linked to the Dow Jones Industrial Average Due March 23, 2011 to be issued by the registrant (the "Notes") set forth in the Preliminary Pricing Supplement dated February 25, 2004, attached hereto as Exhibit 99.1(b), the Prospectus Supplement dated November 17, 2003 and the Prospectus dated November 17, 2003, each attached hereto as Exhibit 99.1(a), which contain certain proposed terms and provisions, are hereby incorporated by reference. The description of the general terms and provisions of the Notes set forth in the Pricing Supplement to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under the registrant's Registration Statement on Form S-3 (File No. 333-109793), which will contain the final terms and provisions of the Notes, is hereby deemed to be incorporated by reference herein and made a part hereof.

Item 2. Exhibits.

      4.1(a) Indenture, dated as of May 31, 1991, between The Bear Stearns Companies Inc. and JPMorgan Chase Bank (formerly, The Chase Manhattan Bank) (incorporated by reference to Exhibit 4(a)(1) to the registrant's Registration Statement on Form S-3 (File No. 33-40933)).

      4.1(b) First Supplemental Indenture, dated as of January 29, 1998, between The Bear Stearns Companies Inc. and JPMorgan Chase Bank (formerly, The Chase Manhattan Bank) (incorporated by reference to Exhibit 4(a)(2) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 2, 1998).

      4.2     Form of Note.

      99.1(a) Prospectus Supplement, dated November 17, 2003 and Prospectus, dated November 17, 2003, each relating to Medium Term Notes, Series B (incorporated by reference to the registrant's filing under Rule 424(b)(5), dated November 17, 2003).

      99.1(b) Preliminary Pricing Supplement describing the Principal
              Protected Notes Linked to the Dow Jones Industrial Average Due March __, 2011, subject to completion, dated February 25, 2004 (incorporated by reference to the registrant's filing under Rule 424(b)(5), dated February 25, 2004).

                                   SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       THE BEAR STEARNS COMPANIES INC.


                                       By: /s/ Kenneth L. Edlow
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                                          Name:  Kenneth L. Edlow
                                          Title: Secretary

Dated: March 18, 2004

                                  EXHIBIT INDEX

4.1(a) Indenture, dated as of May 31, 1991, between The Bear Stearns Companies Inc. and JPMorgan Chase Bank (formerly, The Chase Manhattan Bank) (incorporated by reference to Exhibit 4(a)(1) to the registrant's Registration Statement on Form S-3 (File No. 33-40933)).

4.1(b) First Supplemental Indenture, dated as of January 29, 1998, between The Bear Stearns Companies Inc. and JPMorgan Chase Bank (formerly, The Chase Manhattan Bank) (incorporated by reference to Exhibit 4(a)(2) to the registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 2, 1998).

4.2     Form of Note.

99.1(a) Prospectus Supplement, dated November 17, 2003 and Prospectus, dated
        November 17, 2003, each relating to Medium Term Notes, Series B (incorporated by reference to the registrant's filing under Rule 424(b)(5), dated November 17, 2003).

99.1(b) Preliminary Pricing Supplement describing the Principal Protected Notes
        Linked to the Dow Jones Industrial Average Due March __, 2011, subject to completion, dated February 25, 2004 (incorporated by reference to the registrant's filing under Rule 424(b)(5), dated February 25, 2004).